345 E. Main St.
Warsaw, IN 46580
www.zimmerbiomet.com	Exhibit 99.1

Media	Investors
Monica Kendrick	Coleman Lannum
(574) 372-4989	(574) 371-9480
Monica.Kendrick@ZimmerBiomet.com	Cole.Lannum@ZimmerBiomet.com

Barb Goslee
(574) 371-9449
Barb.Goslee@ZimmerBiomet.com

Zimmer Biomet Announces

Fourth Quarter and Full-Year 2018 Financial Results

•	Net sales of $2.071 billion for the fourth quarter represent an increase of 0.1% over the prior year period, and an increase of 1.6% on a constant currency basis
•	Diluted loss per share for the fourth quarter was $4.42 as reported
•	Adjusted diluted EPS for the fourth quarter were $2.18
•	The Company provides full-year 2019 guidance

(WARSAW, IN) February 1, 2019 — Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the quarter and full year ended December 31, 2018.  The Company reported fourth quarter net sales of $2.071 billion, an increase of 0.1% over the prior year period, and an increase of 1.6% on a constant currency basis.  Diluted loss per share for the fourth quarter was $4.42.  The Company’s diluted loss per share included goodwill impairment charges of $4.78 per share and legal charges of $0.59 per share primarily related to a previously disclosed patent litigation matter.  Fourth quarter adjusted diluted earnings per share were $2.18, an increase of 3.8% over the prior year period.

Full-year 2018 net sales were $7.933 billion, an increase of 1.7% over the prior year, and an increase of 0.8% on a constant currency basis.  Diluted loss per share for the full year was $1.86.  Adjusted diluted earnings per share for the full year were $7.64, a decrease of 4.9% from the prior year.

“We are encouraged with the solid close to 2018, driven by strong fourth quarter performance in the Asia Pacific and Europe, Middle East and Africa regions, and in our Spine & CMF category,” said Bryan Hanson, President and CEO of Zimmer Biomet.  “Overall, our financial results for the full year were in-line with our expectations for the progress of the turnaround of the business, and increase our confidence in achieving our 2019 objectives.  We look forward to delivering on our near-term commitments to transition to offense and drive enhanced shareholder value, including the launch of a number of exciting new products and platform technologies to expand our ecosystem of differentiated solutions.”

Net loss for the fourth quarter was $901.1 million, including goodwill impairment and litigation charges.  Net earnings on an adjusted basis were $447.9 million.  Operating cash flows for the fourth quarter and full-year 2018 were $379.5 million and $1,747.4 million, respectively.  Free cash flows in the fourth quarter and full-year 2018 were $259.4 million and $1,308.4 million, respectively.

In the quarter, the Company paid $49.0 million in dividends and declared a fourth quarter dividend of $0.24 per share.

Guidance

The Company provided the following full-year 2019 financial guidance:

Projected Year Ending December 31, 2019
2019 Sales Growth vs Prior Year(1)	(0.5%) - 0.5%
Adjusted Operating Profit Margin(2)	27.0% - 28.0%
Adjusted Tax Rate(2)	17.0% - 18.0%
Adjusted Diluted EPS(2)	$7.70 - $7.90
Free Cash Flow(3)(4)	$1.1 billion - $1.3 billion

(1)	2019 sales growth vs prior year is provided on an as reported basis and includes 100 to 150 basis points of negative foreign exchange impact
(2)

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts.  See "Forward-Looking Non-GAAP Financial Measures."

(3)	The range includes a potential one-time payment of approximately $170 million for a previously disclosed patent litigation matter
(4)	Reconciliation of Projected Free Cash Flow for the Year Ending December 31, 2019
	($ in millions)	Low	High
	Net Cash Provided by Operating Activities	$1,580	$1,730
	Additions to Instruments and Other Property, Plant and Equipment	(480)	(430)
	Free Cash Flow	$1,100	$1,300

Conference Call

The Company will conduct its fourth quarter and full-year 2018 investor conference call today, February 1, 2019, at 8:30 a.m. Eastern Time.  The audio webcast can be accessed via Zimmer Biomet's Investor

Relations website at http://investor.zimmerbiomet.com.  It will be archived for replay following the conference call.

Sales Tables

The following sales tables provide results by geography and product category, as well as the percentage change compared to the prior year quarter and year, on both a reported basis and a constant currency basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2018

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$1,259	(1.2)%	(1.0)%
EMEA	476	0.6	4.7
Asia Pacific	336	4.6	7.2
Total	$2,071	0.1%	1.6%
Product Categories
Knees
Americas	$433	(2.0)%	(1.8)%
EMEA	178	(1.8)	2.8
Asia Pacific	118	10.6	14.1
Total	729	(0.1)	1.6
Hips
Americas	259	1.6	1.9
EMEA	136	(0.1)	4.0
Asia Pacific	103	(3.2)	(1.2)
Total	498	0.1	1.8
S.E.T *	461	1.9	3.1
Dental	104	(3.0)	(1.8)
Spine & CMF**	198	2.1	3.1
Other	81	(7.5)	(6.4)
Total	$2,071	0.1%	1.6%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

** Craniomaxillofacial

NET SALES - YEAR ENDED DECEMBER 31, 2018

(in millions, unaudited)

			Constant
	Net		Currency
	Sales	% Change	% Change
Geographic Results
Americas	$4,837	(0.2)%	(0.1)%
EMEA	1,802	3.2	0.1
Asia Pacific	1,294	6.6	5.7
Total	$7,933	1.7%	0.8%
Product Categories
Knees
Americas	$1,643	(0.8)%	(0.8)%
EMEA	672	4.4	1.6
Asia Pacific	459	5.9	5.4
Total	2,774	1.5	0.7
Hips
Americas	996	2.8	2.8
EMEA	520	0.3	(2.8)
Asia Pacific	405	5.4	4.2
Total	1,921	2.6	1.5
S.E.T *	1,752	2.9	2.1
Dental	411	(1.8)	(3.2)
Spine & CMF**	764	0.8	0.4
Other	311	(2.6)	(3.2)
Total	$7,933	1.7%	0.8%

* Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

** Craniomaxillofacial

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section.  We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD.  Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts.  The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Reclassifications

Beginning in the second quarter 2018, in our consolidated statements of earnings we have reclassified expenses that were previously recognized in a financial statement line item labeled, “Acquisition, quality remediation and other” (and prior to that, labeled “Special items”) to the financial statement line items of “Research and development”, “Selling, general and administrative”, “Goodwill and intangible asset impairment”, “Acquisition, integration and related”, and “Quality remediation”.  Prior periods have been reclassified to conform to the current year presentation.

Note on Non-GAAP Financial Measures

This press release includes non-GAAP financial measures that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP.

Sales change information for the three-month period and the year ended December 31, 2018 are presented on a GAAP (reported) basis and on a constant currency basis.  Constant currency percentage changes exclude the effects of foreign currency exchange rates.  They are calculated by translating current and prior-period sales at the same predetermined exchange rate.  The translated results are then used to determine year-over-year percentage increases or decreases.

Net earnings (loss) and diluted earnings (loss) per share for the three-month period and year ended December 31, 2018 are presented on a GAAP (reported) basis and on an adjusted basis.  Adjusted earnings and adjusted diluted earnings per share exclude the effects of inventory step-up; certain inventory and manufacturing-related charges, including charges to discontinue certain product lines; intangible asset amortization; goodwill and intangible asset impairment; acquisition, integration and related expenses; quality remediation expenses; certain litigation gains and charges; expenses to comply with the new European Union Medical Device Regulation; other charges; any related effects on our income tax provision associated with these items; the effect of U.S. tax reform; other certain tax adjustments; and provide for the effect of dilutive shares assuming net earnings in periods of a reported net loss.

Free cash flow is an additional non-GAAP measure that is presented in this press release. Free cash flow is computed by deducting additions to instruments and other property, plant and equipment from net cash provided by operating activities.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this press release. This press release also contains supplemental reconciliations of additional non-GAAP financial measures that the Company presents in other contexts. These additional non-GAAP financial measures are computed from the most directly comparable GAAP financial measure as indicated in the applicable reconciliation.

Management uses non-GAAP financial measures internally to evaluate the performance of the business.  Additionally, management believes these non-GAAP measures provide meaningful incremental information to investors to consider when evaluating the performance of the Company.  Management believes these measures offer the ability to make period-to-period comparisons that are not impacted by certain items that can cause dramatic changes in reported income but that do not impact the fundamentals of our operations.  The non-GAAP measures enable the evaluation of operating results and trend analysis by allowing a reader to better identify operating trends that may otherwise be masked or distorted by these types of items that are excluded from the non-GAAP measures.  In addition, constant currency sales changes, adjusted operating profit, adjusted diluted earnings per share and free cash flow are used as performance metrics in our incentive compensation programs.

Forward-Looking Non-GAAP Financial Measures

This press release also includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2019.  We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures.  For instance, we exclude the impact of certain potential charges or gains connected to quality enhancement and remediation efforts and certain legal and tax matters.  Other than projected free cash flow for the year ending December 31, 2019, for which a reconciliation is provided, we have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts.  It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding sales and earnings guidance and any statements about our expectations, plans, strategies or prospects.   We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “intends,” “guidance,” “confidence,” “look forward to”  and similar expressions to identify forward-looking statements.   All statements other than statements of historical or current fact are, or may be deemed to be, forward-looking statements.   Such statements are based upon the current beliefs and expectations of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially.  These risks, uncertainties and changes in circumstances include, but are not limited to:  the possibility that the anticipated synergies and other benefits from mergers and acquisitions will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of acquired companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to mergers and acquisitions; the effect of mergers and acquisitions on our relationships with customers, vendors and lenders and on our operating results and businesses generally; compliance with the Deferred Prosecution Agreement entered into in January 2017; the success of our quality and operational excellence initiatives, including ongoing quality remediation efforts at our Warsaw North Campus facility; challenges relating to changes in and compliance with governmental laws and regulations affecting our U.S. and international businesses, including regulations of the U.S. Food and Drug Administration (FDA) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA, while continuing to satisfy the demand for our products; the outcome of government investigations; competition; pricing pressures; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; changes in tax obligations arising from tax reform measures, including European Union rules on state aid, or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates; changes in general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing financial and political uncertainty on countries in the Euro zone on the ability to collect accounts receivable in affected countries.  For a further list and description of such risks and uncertainties, see our reports filed with the U.S. Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018..  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us.  Forward-looking statements speak only as of the date they are made, and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Readers of this release are cautioned not to rely on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate.  This cautionary statement is applicable to all forward-looking statements contained in this release.

###

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 and 2017

(in millions, except per share amounts, unaudited)

	2018	2017
Net Sales	$2,071.0	$2,068.3
Cost of products sold, excluding intangible asset amortization	583.4	591.4
Intangible asset amortization	148.0	151.5
Research and development	101.2	95.0
Selling, general and administrative	998.6	865.1
Goodwill and intangible asset impairment	975.9	272.0
Acquisition, integration and related	19.8	87.5
Quality remediation	34.6	45.9
Operating expenses	2,861.5	2,108.4
Operating Loss	(790.5)	(40.1)
Other expense, net	(6.9)	(4.9)
Interest income	1.0	0.8
Interest expense	(69.5)	(80.0)
Loss before income taxes	(865.9)	(124.2)
Provision (benefit) for income taxes	36.6	(1,355.4)
Net (Loss) Earnings	(902.5)	1,231.2
Less: Net Loss attributable to noncontrolling interest	(1.4)	(0.2)
Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(901.1)	$1,231.4
(Loss) Earnings Per Common Share
Basic	$(4.42)	$6.08
Diluted	$(4.42)	$6.03
Weighted Average Common Shares Outstanding
Basic	204.0	202.5
Diluted	204.0	204.1
Cash Dividends Declared Per Common Share	$0.24	$0.24

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

(in millions, except per share amounts, unaudited)

	2018	2017
Net Sales	$7,932.9	$7,803.3
Cost of products sold, excluding intangible asset amortization	2,271.9	2,132.9
Intangible asset amortization	595.9	603.9
Research and development	391.7	369.9
Selling, general and administrative	3,379.3	3,104.7
Goodwill and intangible asset impairment	979.7	331.5
Acquisition, integration and related	133.7	279.8
Quality remediation	146.9	181.3
Operating expenses	7,899.1	7,004.0
Operating Profit	33.8	799.3
Other expense, net	(15.6)	(9.4)
Interest income	3.3	2.2
Interest expense	(292.6)	(327.5)
(Loss) earnings before income taxes	(271.1)	464.6
Provision (benefit) for income taxes	108.2	(1,348.8)
Net (Loss) Earnings	(379.3)	1,813.4
Less: Net Loss attributable to noncontrolling interest	(0.1)	(0.4)
Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	$(379.2)	$1,813.8
(Loss) Earnings Per Common Share
Basic	$(1.86)	$8.98
Diluted	$(1.86)	$8.90
Weighted Average Common Shares Outstanding
Basic	203.5	201.9
Diluted	203.5	203.7
Cash Dividends Declared Per Common Share	$0.96	$0.96

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$542.8	$524.4
Receivables, net	1,275.8	1,544.1
Inventories	2,256.5	2,068.3
Other current assets	352.3	428.0
Total current assets	4,427.4	4,564.8
Property, plant and equipment, net	2,015.4	2,038.6
Goodwill	9,594.4	10,668.4
Intangible assets, net	7,684.6	8,353.4
Other assets	405.0	388.8
Total Assets	$24,126.8	$26,014.0
Liabilities and Stockholders' Equity
Current liabilities	$1,896.3	$1,844.7
Current portion of long-term debt	500.0	1,225.0
Other long-term liabilities	2,015.7	2,291.3
Long-term debt	8,438.7	8,917.5
Stockholders' equity	11,276.1	11,735.5
Total Liabilities and Stockholders' Equity	$24,126.8	$26,014.0

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

(in millions, unaudited)

	2018	2017
Cash flows provided by (used in) operating activities
Net (loss) earnings	$(379.3)	$1,813.4
Depreciation and amortization	1,040.5	1,062.7
Share-based compensation	65.5	53.7
Goodwill and intangible asset impairment	979.7	331.5
Inventory step-up	-	32.8
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	(137.4)	(1,625.8)
Receivables	213.6	161.7
Inventories	(199.5)	(120.1)
Accounts payable and accrued expenses	155.9	(133.3)
Other assets and liabilities	8.4	5.7
Net cash provided by operating activities	1,747.4	1,582.3
Cash flows provided by (used in) investing activities
Additions to instruments	(276.3)	(337.0)
Additions to other property, plant and equipment	(162.7)	(156.0)
Net investment hedge settlements	69.2	-
Other investing activities	(46.8)	(17.8)
Net cash used in investing activities	(416.6)	(510.8)
Cash flows provided by (used in) financing activities
Proceeds from senior notes	749.5	-
Proceeds from multicurrency revolving facility	400.0	400.0
Payments on multicurrency revolving facility	(400.0)	(400.0)
Redemption of senior notes	(1,150.0)	(500.0)
Proceeds from term loans	675.0	192.7
Payments on term loans	(1,425.0)	(940.0)
Net payments on other debt	(3.9)	(0.9)
Dividends paid to stockholders	(195.2)	(193.6)
Proceeds from employee stock compensation plans	107.9	145.5
Net cash flows from unremitted collections from factoring programs	(36.7)	103.5
Business combination contingent consideration payments	(19.8)	(9.1)
Other financing activities	(4.0)	(8.6)
Net cash used in financing activities	(1,302.2)	(1,210.5)
Effect of exchange rates on cash and cash equivalents	(10.2)	29.3
Increase (decrease) in cash and cash equivalents	18.4	(109.7)
Cash and cash equivalents, beginning of period	524.4	634.1
Cash and cash equivalents, end of period	$542.8	$524.4

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 and 2017

(in millions, unaudited)

	Three Months Ended December 31,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$1,259.2	$1,274.0	(1.2)%	1.5%	(2.5)%	(0.2)%
EMEA	475.6	472.7	0.6	4.6	0.1	(4.1)
Asia Pacific	336.2	321.6	4.6	10.7	(3.5)	(2.6)
Total	$2,071.0	$2,068.3	0.1%	3.6%	(2.0)%	(1.5)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018 and 2017

(in millions, unaudited)

	Three Months Ended December 31,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$729.5	$730.3	(0.1)%	4.3%	(2.7)%	(1.7)%
Hips	497.7	497.2	0.1	4.2	(2.4)	(1.7)
S.E.T	461.1	452.4	1.9	3.8	(0.7)	(1.2)
Dental	104.4	107.5	(3.0)	0.8	(2.6)	(1.2)
Spine & CMF	197.7	193.8	2.1	4.6	(1.5)	(1.0)
Other	80.6	87.1	(7.5)	(4.9)	(1.5)	(1.1)
Total	$2,071.0	$2,068.3	0.1%	3.6%	(2.0)%	(1.5)%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

(in millions, unaudited)

	Years Ended December 31,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Americas	$4,837.2	$4,844.8	(0.2)%	2.3%	(2.4)%	(0.1)%
EMEA	1,801.9	1,745.2	3.2	1.7	(1.6)	3.1
Asia Pacific	1,293.8	1,213.3	6.6	9.2	(3.5)	0.9
Total	$7,932.9	$7,803.3	1.7%	3.2%	(2.4)%	0.9%

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE YEARS ENDED DECEMBER 31, 2018 and 2017

(in millions, unaudited)

	Years Ended December 31,
	2018	2017	% Inc / (Dec)	Volume / Mix	Price	Foreign Exchange
Knees	$2,773.7	$2,734.0	1.5%	3.6%	(2.9)%	0.8%
Hips	1,921.4	1,871.8	2.6	4.3	(2.8)	1.1
S.E.T	1,751.8	1,701.8	2.9	3.9	(1.8)	0.8
Dental	411.2	418.6	(1.8)	(1.7)	(1.5)	1.4
Spine & CMF	763.9	757.9	0.8	2.1	(1.7)	0.4
Other	310.9	319.2	(2.6)	(1.7)	(1.5)	0.6
Total	$7,932.9	$7,803.3	1.7%	3.2%	(2.4)%	0.9%

 RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Three Months Ended
	December 31, 2018
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(1.2)%	(0.2)%	(1.0)%
EMEA	0.6	(4.1)	4.7
Asia Pacific	4.6	(2.6)	7.2
Total	0.1%	(1.5)%	1.6%
Product Categories
Knees
Americas	(2.0)%	(0.2)%	(1.8)%
EMEA	(1.8)	(4.6)	2.8
Asia Pacific	10.6	(3.5)	14.1
Total	(0.1)	(1.7)	1.6
Hips
Americas	1.6	(0.3)	1.9
EMEA	(0.1)	(4.1)	4.0
Asia Pacific	(3.2)	(2.0)	(1.2)
Total	0.1	(1.7)	1.8
S.E.T	1.9	(1.2)	3.1
Dental	(3.0)	(1.2)	(1.8)
Spine & CMF	2.1	(1.0)	3.1
Other	(7.5)	(1.1)	(6.4)
Total	0.1%	(1.5)%	1.6%

RECONCILIATION OF REPORTED NET SALES % CHANGE TO

CONSTANT CURRENCY % CHANGE

(unaudited)

	For the Year Ended
	December 31, 2018
		Foreign	Constant
		Exchange	Currency
	% Change	Impact	% Change
Geographic Results
Americas	(0.2)%	(0.1)%	(0.1)%
EMEA	3.2	3.1	0.1
Asia Pacific	6.6	0.9	5.7
Total	1.7%	0.9%	0.8%
Product Categories
Knees
Americas	(0.8)%	-%	(0.8)%
EMEA	4.4	2.8	1.6
Asia Pacific	5.9	0.5	5.4
Total	1.5	0.8	0.7
Hips
Americas	2.8	-	2.8
EMEA	0.3	3.1	(2.8)
Asia Pacific	5.4	1.2	4.2
Total	2.6	1.1	1.5
S.E.T	2.9	0.8	2.1
Dental	(1.8)	1.4	(3.2)
Spine & CMF	0.8	0.4	0.4
Other	(2.6)	0.6	(3.2)
Total	1.7%	0.9%	0.8%

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2018

(in millions, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision (benefit) for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$583.4	$148.0	$998.6	$975.9	$19.8	$34.6	$(6.9)	$36.6	$(901.1)	$(4.42)
Inventory and manufacturing-related charges(1)	(7.8)	-	-	-	-	-	-	5.1	2.7	0.01
Intangible asset amortization(2)	-	(148.0)	-	-	-	-	-	18.1	129.9	0.64
Goodwill impairment(3)	-	-	-	(975.9)	-	-	-	-	975.9	4.78
Acquisition, integration and related(4)	-	-	-	-	(19.8)	-	-	3.8	16.0	0.08
Quality remediation(5)	(5.0)	-	-	-	-	(34.6)	-	10.3	29.3	0.15
Litigation(6)	-	-	(170.5)	-	-	-	-	50.0	120.5	0.59
European Union Medical Device Regulation(7)	-	-	(2.1)	-	-	-	-	0.3	1.8	0.01
Other charges(8)	-	-	(32.8)	-	-	-	3.9	2.5	34.2	0.17
U.S. tax reform(9)	-	-	-	-	-	-	-	(28.9)	28.9	0.14
Other certain tax adjustments(10)	-	-	-	-	-	-	-	(9.8)	9.8	0.05
Effect of dilutive shares assuming net earnings(11)	-	-	-	-	-	-	-	-	-	(0.02)
As Adjusted	$570.6	$-	$793.2	$-	$-	$-	$(3.0)	$88.0	$447.9	$2.18

FOR THE YEAR ENDED DECEMBER 31, 2018
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision (benefit) for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted (loss) earnings per common share
As Reported	$2,271.9	$595.9	$3,379.3	$979.7	$133.7	$146.9	$(15.6)	$108.2	$(379.2)	$(1.86)
Inventory and manufacturing-related charges(1)	(32.5)	-	-	-	-	-	-	15.1	17.4	0.08
Intangible asset amortization(2)	-	(595.9)	-	-	-	-	-	98.2	497.7	2.45
Goodwill and intangible asset impairment(3)	-	-	-	(979.7)	-	-	-	0.9	978.8	4.81
Acquisition, integration and related(4)	-	-	-	-	(133.7)	-	-	28.0	105.7	0.52
Quality remediation(5)	(18.5)	-	-	-	-	(146.9)	-	35.1	130.3	0.64
Litigation(6)	-	-	(186.0)	-	-	-	-	44.8	141.2	0.69
European Union Medical Device Regulation(7)	-	-	(3.7)	-	-	-	-	0.5	3.2	0.02
Other charges(8)	-	-	(79.6)	-	-	-	3.2	17.0	65.8	0.32
U.S. tax reform(9)	-	-	-	-	-	-	-	(28.9)	28.9	0.14
Other certain tax adjustments(10)	-	-	-	-	-	-	-	24.4	(24.4)	(0.12)
Effect of dilutive shares assuming net earnings(11)	-	-	-	-	-	-	-	-	-	(0.05)
As Adjusted	$2,220.9	$-	$3,110.0	$-	$-	$-	$(12.4)	$343.3	$1,565.4	$7.64

(1)

Inventory and manufacturing-related charges relate to excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the third quarter of 2018, we recognized $3.8 million of intangible asset impairment from merger-related in-process research and development intangible assets.  In the fourth quarter of 2018, we recognized a goodwill impairment charge of $975.9 million.  The impairment was comprised of $401.2 million in our Spine less Asia Pacific reporting unit, $567.0 million in our EMEA reporting unit and $7.7 million from an insignificant reporting unit.

(4)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  For Biomet, we have detailed integration roadmaps that cover a three year period from the merger date to accomplish the tasks we feel are necessary to integrate the businesses.  For the various 2016 acquisitions, we also have integration plans that are necessary to integrate the businesses.  The acquisition, integration and related expenses include the following types of expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the U.S. Food and Drug Administration (“FDA”) following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges and gains excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products and intellectual property litigation.  In regards to the product liability matters, due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)

The new European Union Medical Device Regulation imposes significant additional premarket and postmarket requirements.  The new regulations will require currently-approved medical devices a transition period until May 2020 to meet the additional requirements.  For certain devices, this transition period can be extended until May 2024.  We are excluding from our non-GAAP financial measures the incremental costs incurred to comply with the regulations related to our currently-approved medical devices.  The incremental costs primarily include third-party consulting necessary to supplement our internal resources.

(8)

We have incurred other various expenses from specific events or projects that we consider highly variable or have a significant impact to our operating results that we have excluded from our non-GAAP measures.  This includes legal entity and operational restructuring as well as our costs of complying with our Deferred Prosecution Agreement (“DPA”) with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in July 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(9)	In 2018, we finalized our estimates of the effects of the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”) based upon final guidance issued by U.S. tax authorities.

(10)

Other certain tax adjustments primarily relate to changes in tax rates on deferred tax liabilities recorded on intangible assets recognized in acquisition-related accounting and adjustments from internal restructuring transactions that provide us access to offshore funds in a tax efficient manner.

(11)	Diluted share count used in Adjusted Diluted EPS:

	Three Months Ended	Year Ended
	December 31, 2018	December 31, 2018

Diluted shares	204.0	203.5
Dilutive shares assuming net earnings	1.4	1.5
Adjusted diluted shares	205.4	205.0

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF REPORTED TO ADJUSTED RESULTS

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2017

(in millions, unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2017
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision (benefit) for income taxes	Net (Loss) Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$591.4	$151.5	$865.1	$272.0	$87.5	$45.9	$(4.9)	$(1,355.4)	$1,231.4	$6.03
Inventory step-up and other inventory and manufacturing-related charges(1)	(18.1)	-	-	-	-	-	-	8.2	9.9	0.05
Intangible asset amortization(2)	-	(151.5)	-	-	-	-	-	59.3	92.2	0.45
Goodwill impairment(3)	-	-	-	(272.0)	-	-	-	0.1	271.9	1.33
Acquisition, integration and related(4)	-	-	-	-	(87.5)	-	-	26.8	60.7	0.30
Quality remediation(5)	(8.0)	-	-	-	-	(45.9)	-	23.8	30.1	0.15
Litigation(6)	-	-	(89.0)	-	-	-	-	36.1	52.9	0.26
Other charges(7)	-	-	(9.3)	-	-	-	2.1	2.8	8.6	0.04
U.S. tax reform(8)	-	-	-	-	-	-	-	1,272.4	(1,272.4)	(6.23)
Other certain tax adjustments(9)	-	-	-	-	-	-	-	56.8	(56.8)	(0.28)
As Adjusted	$565.3	$-	$766.8	$-	$-	$-	$(2.8)	$130.9	$428.5	$2.10

FOR THE YEAR ENDED DECEMBER 31, 2017
	Cost of products sold, excluding intangible asset amortization	Intangible asset amortization	Research and development	Selling, general and administrative	Goodwill and intangible asset impairment	Acquisition, integration and related	Quality remediation	Other expense, net	Provision (benefit) for income taxes	Net Earnings of Zimmer Biomet Holdings, Inc.	Diluted EPS
As Reported	$2,132.9	$603.9	$369.9	$3,104.7	$331.5	$279.8	$181.3	$(9.4)	$(1,348.8)	$1,813.8	$8.90
Inventory step-up and other inventory and manufacturing-related charges(1)	(70.8)	-	-	-	-	-	-	-	23.7	47.1	0.23
Intangible asset amortization(2)	-	(603.9)	-	-	-	-	-	-	184.2	419.7	2.06
Goodwill and intangible asset impairment(3)	-	-	-	-	(331.5)	-	-	-	9.0	322.5	1.58
Acquisition, integration and related(4)	-	-	-	-	-	(279.8)	-	-	92.6	187.2	0.92
Quality remediation(5)	(13.8)	-	-	-	-	-	(181.3)	-	73.6	121.5	0.60
Litigation(6)	-	-	-	(104.0)	-	-	-	-	36.4	67.6	0.33
Other charges(7)	-	-	(2.5)	(38.7)	-	-	-	2.6	2.0	41.8	0.21
U.S. tax reform(8)	-	-	-	-	-	-	-	-	1,272.4	(1,272.4)	(6.25)
Other certain tax adjustments(9)	-	-	-	-	-	-	-	-	112.4	(112.4)	(0.55)
As Adjusted	$2,048.3	$-	$367.4	$2,962.0	$-	$-	$-	$(6.8)	$457.5	$1,636.4	$8.03

(1)

Inventory step-up and other inventory and manufacturing-related charges relate to inventory step-up expense, excess and obsolete inventory charges on certain product lines we intend to discontinue and other inventory and manufacturing-related charges.  Inventory step-up expense represents the incremental expense of inventory sold recognized at its fair value after business combination accounting is applied versus the expense that would have been recognized if sold at its cost to manufacture.  Since only the inventory that existed at the business combination date was stepped-up to fair value, we believe excluding the incremental expense provides investors useful information as to what our costs may have been if we had not been required to increase the inventory’s book value to fair value.  The excess and obsolete inventory charges on certain product lines are driven by acquisitions where there are competing product lines and we have plans to discontinue one of the competing product lines.

(2)

We exclude intangible asset amortization from our non-GAAP financial measures because we internally assess our performance against our peers without this amortization.  Due to various levels of acquisitions among our peers, intangible asset amortization can vary significantly from company to company.

(3)

In the second quarter of 2017, we recognized $18.8 million and $8.0 million of intangible asset impairment from Biomet merger-related in-process research and development and trademark intangible assets, respectively.  In the third quarter of 2017, we recognized a goodwill impairment charge of $32.7 million on our Office Based Technologies reporting unit.  In the fourth quarter of 2017, we recognized a goodwill impairment charge of $272.0 million on our Spine less Asia Pacific reporting unit.

(4)

The acquisition, integration and related expenses we have excluded from our non-GAAP financial measures resulted from our merger with Biomet in 2015 and various acquisitions we consummated in 2016.  For Biomet, we have detailed integration roadmaps that cover a three year period from the merger date to accomplish the tasks we feel are necessary to integrate the businesses.  For the various 2016 acquisitions, we also have integration plans that are necessary to integrate the businesses.  The acquisition, integration and related expenses include the following types of expenses:

•

Consulting and professional fees related to third-party integration consulting performed in a variety of areas, such as tax, compliance, logistics and human resources, and legal fees related to the consummation of mergers and acquisitions.

•	Employee termination benefits related to terminating employees with overlapping responsibilities in various areas of our business.
•

Dedicated project personnel expenses which include the salary, benefits, travel expenses and other costs directly associated with employees who are 100 percent dedicated to our integration of acquired businesses and employees who have been notified of termination, but are continuing to work on transferring their responsibilities.

•	Contract termination expenses related to terminated contracts, primarily with sales agents and distribution agreements.
•	Other various expenses to relocate facilities, integrate information technology, losses incurred on assets resulting from the applicable acquisition, and other various expenses.

(5)

We are addressing inspectional observations on Form 483 and a Warning Letter issued by the FDA following its inspections of our Warsaw North Campus facility, among other matters.  This quality remediation has required us to devote significant financial resources and is for a discrete period of time.  The majority of the expenses are related to consultants who are helping us to update previous documents and redesign certain processes.

(6)

We are involved in routine patent litigation, product liability litigation, commercial litigation and other various litigation matters.  We review litigation matters from both a qualitative and quantitative perspective to determine if excluding the losses or gains will provide our investors with useful incremental information.  Litigation matters can vary in their characteristics, frequency and significance to our operating results.  The litigation charges excluded from our non-GAAP financial measures in the periods presented relate to product liability matters where we have received numerous claims on specific products.  Due to the complexities involved and claims filed in multiple districts, the expenses associated with these matters are significant to our operating results.  Once the litigation matter has been excluded from our non-GAAP financial measures in a particular period, any additional expenses or gains from changes in estimates are also excluded, even if they are not significant, to ensure consistency in our non-GAAP financial measures from period-to-period.

(7)

We have incurred other various expenses from specific events or projects that we consider highly variable or have a significant impact to our operating results that we have excluded from our non-GAAP measures.  This includes legal entity and operational restructuring as well as our costs of complying with our DPA with the U.S. government related to certain Foreign Corrupt Practices Act matters involving Biomet and certain of its subsidiaries.  Under the DPA, which has a three-year term, we are subject to oversight by an independent compliance monitor, which monitorship commenced in July 2017.  The excluded costs include the fees paid to the independent compliance monitor and to external legal counsel assisting in the matter.

(8)

The 2017 Tax Act resulted in a net favorable provisional adjustment due to the reduction of deferred tax liabilities for unremitted earnings and revaluation of deferred tax liabilities to a 21 percent rate, which was partially offset by provisional tax charges related to the toll charge provision of the 2017 Tax Act.

(9)

Other certain tax adjustments primarily relate to tax benefits from lower tax rates unrelated to the impact of the 2017 Tax Act, net favorable resolutions of various tax matters and net favorable adjustments from internal restructuring transactions.

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING
ACTIVITIES TO FREE CASH FLOW
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net cash provided by operating activities	$379.5	$402.9	$1,747.4	$1,582.3
Additions to instruments	(72.6)	(81.3)	(276.3)	(337.0)
Additions to other property, plant and equipment	(47.5)	(46.2)	(162.7)	(156.0)
Free cash flow	$259.4	$275.4	$1,308.4	$1,089.3

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT & MARGIN TO ADJUSTED GROSS
PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net Sales	$2,071.0	$2,068.3	$7,932.9	$7,803.3
Cost of products sold, excluding intangible asset amortization	583.4	591.4	2,271.9	2,132.9
Intangible asset amortization	148.0	151.5	595.9	603.9
Gross Profit	$1,339.6	$1,325.4	$5,065.1	$5,066.5

Inventory step-up and other inventory and manufacturing-related charges	7.8	18.1	32.5	70.8
Quality remediation	5.0	8.0	18.5	13.8
Intangible asset amortization	148.0	151.5	595.9	603.9
Adjusted gross profit	$1,500.4	$1,503.0	$5,712.0	$5,755.0

Gross margin	64.7%	64.1%	63.9%	64.9%
Inventory step-up and other inventory and manufacturing-related charges	0.4	0.9	0.4	0.9
Quality remediation	0.2	0.4	0.2	0.3
Intangible asset amortization	7.1	7.3	7.5	7.7
Adjusted gross margin	72.4%	72.7%	72.0%	73.8%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF OPERATING PROFIT (LOSS) & MARGIN TO ADJUSTED OPERATING PROFIT & MARGIN
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Operating profit (loss)	$(790.5)	$(40.1)	$33.8	$799.3
Inventory step-up and other inventory and manufacturing-related charges	7.8	18.1	32.5	70.8
Intangible asset amortization	148.0	151.5	595.9	603.9
Goodwill and intangible asset impairment	975.9	272.0	979.7	331.5
Acquisition, integration and related	19.8	87.5	133.7	279.8
Quality remediation	39.6	53.9	165.4	195.1
Litigation	170.5	89.0	186.0	104.0
European Union Medical Device Regulation	2.1	-	3.7	-
Other charges	32.8	9.3	79.6	41.2
Adjusted operating profit	$606.0	$641.2	$2,210.3	$2,425.6

Operating profit (loss) margin	(38.2)%	(1.9)%	0.4%	10.2%
Inventory step-up and other inventory and manufacturing-related charges	0.4	0.9	0.4	0.9
Intangible asset amortization	7.1	7.3	7.5	7.7
Intangible asset impairment	47.1	13.2	12.4	4.3
Acquisition, integration and related	1.0	4.2	1.7	3.6
Quality remediation	1.9	2.6	2.1	2.5
Litigation	8.2	4.3	2.3	1.3
European Union Medical Device Regulation	0.1	-	-	-
Other charges	1.7	0.4	1.1	0.6
Adjusted operating profit margin	29.3%	31.0%	27.9%	31.1%

ZIMMER BIOMET HOLDINGS, INC.
RECONCILIATION OF EFFECTIVE TAX RATE TO ADJUSTED EFFECTIVE TAX RATE
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2018 and 2017
(in millions, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Effective tax rate	(4.2)%	1,091.5%	(39.9)%	(290.3)%
Inventory step-up and other inventory and manufacturing-related charges, intangible asset amortization, goodwill and intangible asset impairment, acquisition, integration and related, quality remediation, litigation, other charges and other certain tax adjustments	20.7	(1,068.1)	57.9	312.2
Adjusted effective tax rate	16.5%	23.4%	18.0%	21.9%